UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

August 13, 2012
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

This is the first page of a 3 page document.

Item 1.01 – WILEY TO SELL TRAVEL PUBLISHING PROGRAM

Hoboken, NJ August 13, 2012   On March 7, 2012, John Wiley & Sons, Inc. (NYSE: JWa, JWb), announced that it intends to explore opportunities to sell a number of its consumer print and digital publishing assets in its Professional/Trade business as they no longer align with the company’s long-term business strategy. Those assets include travel (including the well-known Frommer’s brand), culinary, general interest, nautical, pets, crafts, Webster’s New World, and CliffsNotes.

On August 10, 2012, Wiley entered into a definitive agreement to sell all of its travel assets, including all of its interests in the Frommer's brand, to Google.  Proceeds from this sale, and others that may arise from the sale of other consumer assets, will be redeployed to support growth opportunities in Professional/Trade; Scientific, Technical, Medical, and Scholarly; and Global Education businesses.

About Wiley
Founded in 1807, John Wiley & Sons, Inc., has been a valued source of information and understanding for more than 200 years, helping people around the world meet their needs and fulfill their aspirations. Wiley and its acquired companies have published the works of more than 450 Nobel laureates in all categories: Literature, Economics, Physiology/Medicine, Physics, Chemistry, and Peace.  Wiley’s core businesses include scientific, technical, medical, and scholarly (STMS) journals, encyclopedias, books, and online products and services; professional/trade books, subscription products, training materials, online applications, and Web sites; and educational materials for undergraduate and graduate students and lifelong learners. Wiley's global headquarters are located in Hoboken, N.J., with operations in the U.S., Europe, Asia, Canada, and Australia. The company's Web site can be accessed at www.wiley.com.

Contact:
Susan Spilka
sspilka@wiley.com
(201) 748-6147

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Stephen M. Smith
Stephen M. Smith
President and Chief Executive Officer

By	/s/ Ellis E. Cousens
Ellis E. Cousens
Executive Vice President and
Chief Financial & Operations Officer

Dated: August 13, 2012